NORTH FORK BANK
                                 PROMISSORY NOTE


BORROWER:   WESTERN BEEF, INC
PRINCIPAL:  $3,000,000.00                             DATE:

PROMISE TO PAY: The undersigned, jointly and severally if more than one signer, does hereby promise to pay to the order of NORTH FORK BANK (the "Bank") at its offices at 245 Love Lane, Mattituck, New York, or any of its branches, the sum of THREE MILLION AND 00/100 ($3,000,000.00) DOLLARS or the aggregate unpaid amount of all advances made to the undersigned by the Bank, whichever is less, plus interest thereon, from the date hereof in the manner set below.

RATE AND PAYMENT: Interest only on the unpaid balance hereof at the rate of North Fork Bank's Prime Rate payable on October 1, 1997 and on the 1st day of each month thereafter until July 1, 1998 when all unpaid principal and interest shall be due in full. All interest payments shall be made by automatic debit from an account maintained at the Bank in which borrower shall maintain balances sufficient to pay the monthly interest payments. Account #012398

Payments shall be applied first to interest on unpaid principal balances to the date payment is received by the Bank and then to reduction of principal. If the interest rate is based on the Bank's announced Prime Rate, the interest rate shall change when the Prime Rate changes and nothing herein shall prevent the Bank from loaning money at less than Prime on such terms and conditions as it deems advisable. Interest shall be calculated on a 360 day year and actual number of days elapsed.

GRID NOTE: The Borrower may borrow, repay in whole or in part, and reborrow on a revolving basis amounts up to $3,000.000.00. However, the Bank reserves the right to make or decline any rrequest for an advance in its sole discretion and may condition the availability of an advance upon, among other things, the maintenance of a satisfactory financial condition. Borrower authorizes the Bank to keep a record of the amounts and dates of all advances and repayments hereunder, which record shall, in the absence of manifest error, be conclusive as to the outsanding principal amount due hereunder; provided, however, that the failure to record any advance or repayment shall not limit or other wise affect the obligation of Borrower under this Note.

PREPAYMENT: Prepayment in whole or in part may be made at any time without penalty. Any prepayment will be applied inn inverse order of maturity and will not defer the payment schedule.

DEFAULT INTEREST RATE: The unpaid principal sum due under this Note shall bear interest at a rate equal to five (5%) per centum above the Rate set forth above on and after the occurrence of any event of default and until the entire principal sum hereof has been fully paid, both before and after the entry of any judgment with respect to such event, but in no event shall the rate either before or after the occurrence of an event of default exceed the highest rate of interest, if any permitted under applicable New York or Federal Law.

SECURITY: A security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the undersigned, or in which the undersigned shall have an interest.

RIGHT OF OFFSET: If any payment is not made on time, if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the undersigned has at the Bank without prior notice or demand.

LATE CHARGES: Undersigned will pay a charge of 4% of the amount of any payment which is not made within 10 days of when due, or, if applicable, which cannot be debited from its account due to insufficient balance on the debit date.

COMPENSATION BALANCES: If at any time prior to the maturity of this note, the aggregate average monthly ledger balance maintained in the non-interest bearing deposit accounts of the undersigned are less than $1,000,000.00, the undersigned agrees to pay to the Bank an additional fee, calculated as (a) the difference between $1,000,000.00, and the aggregate average monthly ledger balance maintained in the non-interest bearing deposit accounts, multiplied by (b) a fixed rate ("the Deficiency Rate") equal to North Fork Bank's Prime rate plus four (4%) percent based on a 360 day year and actual number of days elapsed. Such Deficiency Rate shall be established on each January and July first and shall be applicable for the ensuing six month period.

Such fee shall be due and payable quarterly within (15) fifteen days following the end of every calendar quarter. The fee shall be debited by the Bank from Account #3124-012398 or from any other account in which the undersigned maintains sufficient funds. The undersigned agrees to maintain sufficient funds in its accounts to permit such debit.

Nothing contained herein shall be deemed to require the undersigned to maintain Demand Deposit Balances in the amount described above. In no event shall the interest rate referenced in any Note(s) executed by the undersigned either before or after the occurrence of any event of default, together with the deficiency fee payable hereunder exceed the highest rate, if any, permitted under applicable New York State or Federal law.

FINANCIAL STATEMENTS: Borrower and Guarantor shall furnish to the Bank the following: a) As soon as available, but in no event later than 120 days after the end of each fiscal year, with annual audited financial statements, including balance sheets as of the last day of the fiscal year, statements of income and retained earnings and statements of cash flows for such fiscal year each prepared in accordance with generally accepted accounting principles, consistently applied for the period and prior periods by an independent certified public accountant satisfactory to the Bank. b) Borrower and Guarantor shall furnish the Bank with Quarterly financial statements within 90 days. c) Borrower shall furnish the Bank with a 10-K Report within 120 days of the companies fiscal year end.

FINANCIAL COVENANTS:

The Borrower and or Guarantor (the "Parties") hereby agree that as long as the commitment remains in effect, the promissory note together with accrued interest thereon remains unpaid, and any other amounts, including but not limited to late charges and fees, are due and owing to the Bank, the Parties shall maintain at all times, the following financial covenants measured in accordance with generally accepted accounting principles ("GAAP") consistently applied:

During the term of this loan, Borrower will repay all principal and interest outstanding so that no amounts are outstanding hereunder for a period of not less than 30 consecutive days.

Negative Pledge not to further encumber inventory and receivable without the consent of the Bank.

DEFAULT: The Bank may declare the entire unpaid balance of the Note due and payable on the happening of any of the following events:

      (a) Failure to pay any amount required by this Note when due, or any other obligation owed to the Bank by undersigned or any guarantor, or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date.

      (b) Failure to perform or keep or abide by any term, covenant or condition contained in this Note, any Guaranty or any other document given to the Bank in connection with this loan;

      (c) The filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance of a judgement in excess of $100,000.00 that remains unsatisfied for more than 30 days or the issuance pursuant thereto of an execution, garnishment, or levy against, or the appointment of a representative of any kind for the commencement of any proceeding for relief from indebtedness by or against the undersigned or any Guarantor;

      (d) The happening of any event which, in the judgement of the Bank, adversely affects Borrower's or Guarantor's ability to repay or the value of any collateral;

      (c) If any written representation or statement made to the Bank by Borrower or Guarantors is untrue;

      (f) If any written representation or warranty made to the Bank by Borrower or Guarantors is breached;

      (g) The occurrence of a default under any Guaranty or any other document or instrument given to the Bank in connection with the loan;

      (h) Death or inability to manage the affairs of any individual borrower or guarantor; dissolution or a change in composition of a partnership borrower; dissolution, merger, or consolidation of a corporate borrower;

      (i) Failure to provide any financial information on request or permit an examination of books and records.

Notwithstanding the foregoing, the balance of this Note shall become immediately due and payable upon the occurrence of any of the events set forth in (c) above, and, if this is a demand note, the Bank may declare the balance of this Note due at any time.

ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank, the undersigned agrees to pay the Bank's reasonable attorney's fees (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).

MISCELLANEOUS: Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note does not have to present it before requiring payment. The undersigned waives trial by jury with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The undersigned irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this note. The Bank may accept partial payments marked "in full" without waiving any of its rights hereunder. Any payments made after maturity or acceleration will not reinstate the Note. This Note is binding upon the undersigned, its heirs, successors and assigns.

      IN WITNESS WHEREOF, the undersigned has signed this note as of the 17 day of Sept., 1997.

                                    WESTERN BEEF, INC.


                                    BY: /s/ Peter Castellana, Jr.
                                       -----------------------------------


                                    BY:
                                       -----------------------------------

                                     ANNEX C
                                       TO
                                SCHEDULE NO. F-1
                      DATED THIS 29TH DAY OF December 1997
             TO MASTER LEASE AGREEMENT DATED AS OF December 29, 1997

                            CERTIFICATE OF ACCEPTANCE

To: The Fifth Third Leasing Company

Pursuant to the provisions of the above Schedule and Master Lease Agreement (collectively, the "Lease"), Lessee hereby certifies and warrants that (a) all Equipment listed in the related invoice is in good condition and appearance, installed (if applicable), and in working order; and (b) Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

Lessee does further certify that as of the date hereof (i) Lessee is not in default under the Lease; and (ii) the representations and warranties made by Lessee pursuant to or under the Lease are true and correct on the date hereof.

--------------------------------------
Lessee's Authorized Representative


Dated: December 30, 1997

                                     ANNEX D
                                       TO
                                SCHEDULE NO. F-1
                      DATED THIS 29TH DAY OF December, 1997
             TO MASTER LEASE AGREEMENT DATED AS OF December 29, 1997

                          STIPULATED LOSS VALUE TABLE*

                Rent Payment                  Rent Payment
                    Date           SLV%           Date          SLV%

                     0          102.000000         37         64.334216
                     1          101.089013         38         63.194242
                     2          100.172506         39         62.047316
                     3          99.250445          40         60.893396
                     4          98.322794          41         59.732438
                     5          97.389520          42         58.564397
                     6          96.450585          43         57.389229
                     7          95.505956          44         56.206890
                     8          94.555597          45         55.017335
                     9          93.599472          46         53.820519
                     10         92.637544          47         52.616397
                     11         91.669778          48         51.404922
                     12         90.696137          49         50.186050
                     13         89.716585          50         48.959733
                     14         88.731084          51         47.725925
                     15         87.739597          52         46.484579
                     16         86.742087          53        45.2356949
                     17         85.738516          54         43.979086
                     18         84.728846          55         42.714844
                     19         83.713040          56         41.442874
                     20         82.691058          57         40.163127
                     21         81.662862          58         38.875556
                     22         80.628414          59         37.580110
                     23         79.587675          60         36.276742
                     24         78.540604          61         34.965402
                     25         77.487163          62         33.646039
                     26         76.427311          63         32.318604
                     27         75.361009          64         30.983046
                     28         74.288216          65         29.639315
                     29         73.208892          66         28.287358
                     30         72.122995          67         26.927126
                     31         71.030485          68         25.558565
                     32         69.931321          69         24.181625
                     33         68.825461          70         22.796253
                     34         67.712862          71         21.402395
                     35         66.593484          72         20.000000
                     36         65.467282

Initials:                    PC JR
         --------       ------------
           Lessor             Lessee

----------

* The stipulated Loss Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                                     ANNEX E
                                       TO
                                SCHEDULE NO. F-1
                      DATED THIS 29TH DAY OF December, 1997
             TO MASTER LEASE AGREEMENT DATED AS OF December 29, 1997

                             AMORTIZATION SCHEDULE*


OUTSTANDING PRINCIPAL
RENT PAYMENT DATE       PRINCIPAL*          INTEREST*           BALANCE*
-----------------       ----------          ---------           --------
           1            0.883209%           0.625000%           99.116791%
           2            0.888729%           0.619480%           98.228062%
           3            0.894284%           0.613925%           97.333778%
           4            0.899873%           0.608336%           96.433906%
           5            0.905497%           0.602712%           95.528408%
           6            0.911156%           0.597053%           94.617252%
           7            0.916851%           0.591358%           93.700401%
           8            0.922581%           0.585628%           92.777819%
           9            0.928348%           0.579861%           91.849472%
          10            0.934150%           0.574059%           90.915322%
          11            0.939988%           0.568221%           89.975334%
          12            0.945863%           0.562346%           89.029471%
          13            0.951775%           0.556434%           88.077696%
          14            0.957723%           0.550486%           87.119972%
          15            0.963709%           0.544500%           86.156263%
          16            0.969732%           0.538477%           85.186531%
          17            0.975793%           0.532416%           84.210738%
          18            0.981892%           0.526317%           83.228846%
          19            0.988029%           0.520180%           82.240817%
          20            0.994204%           0.514005%           85.186531%
          21            1.000418%           0.507791%           80.246196%
          22            1.006670%           0.501539%           79.239525%
          23            1.012962%           0.495247%           78.226563%
          24            1.019293%           0.488916%           77.207270%
          25            1.025664%           0.482545%           76.181607%
          26            1.032074%           0.476135%           75.149533%
          27            1.038524%           0.469685%           74.111009%
          28            1.045015%           0.463194%           73.065993%
          29            1.051547%           0.456662%           72.014447%
          30            1.058119%           0.450090%           70.956328%
          31            1.064732%           0.443477%           69.891596%
          32            1.071387%           0.436822%           68.820210%
          33            1.078083%           0.430126%           67.742127%
          34            1.084821%           0.423388%           66.657306%
          35            1.091601%           0.416608%           65.565706%
          36            1.098423%           0.409786%           64.467282%
          37            1.105288%           0.402921%           63.361994%
          38            1.112197%           0.396012%           62.249797%

----------

* The Principal, Interest and Outstanding Principal Balance as of any Rent Payment Date shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table.

                                     ANNEX E
                                       TO
                                SCHEDULE NO. F-1
                     DATED THIS 29TH DAY OF December , 1997
             TO MASTER LEASE AGREEMENT DATED AS OF December 29, 1997

                             AMORTIZATION SCHEDULE*


OUTSTANDING PRINCIPAL
RENT PAYMENT DATE       PRINCIPAL*          INTEREST*           BALANCE*
-----------------       ----------          ---------           --------
          39            1.119148%           0.389061%           61.130650%
          40            1.126142%           0.382067%           60.004507%
          41            1.133181%           0.375028%           58.871326%
          42            1.140263%           0.367946%           57.731063%
          43            1.147390%           0.360819%           56.583673%
          44            1.154561%           0.353648%           55.429112%
          45            1.161777%           0.346432%           54.267335%
          46            1.169038%           0.339171%           53.098297%
          47            1.176345%           0.331864%           51.921952%
          48            1.183697%           0.324512%           50.738256%
          49            1.191095%           0.317114%           49.547161%
          50            1.198539%           0.309670%           48.348622%
          51            1.206030%           0.302179%           47.142591%
          52            1.213568%           0.294641%           45.929024%
          53            1.221153%           0.287056%           44.707871%
          54            1.228785%           0.279424%           43.479086%
          55            1.236465%           0.271744%           42.242622%
          56            1.244193%           0.264016%           40.998429%
          57            1.251969%           0.256240%           39.746460%
          58            1.259794%           0.248415%           38.486667%
          59            1.267667%           0.240542%           37.218999%
          60            1.275590%           0.232619%           35.943409%
          61            1.283563%           0.224646%           34.659846%
          62            1.291585%           0.216624%           33.368261%
          63            1.299657%           0.208552%           32.068604%
          64            1.307780%           0.200429%           30.760824%
          65            1.315954%           0.192255%           29.444870%
          66            1.324179%           0.184030%           28.120691%
          67            1.332455%           0.175754%           26.788237%
          68            1.340783%           0.167426%           25.477454%
          69            1.349162%           0.159047%           24.098292%
          70            1.357595%           0.150614%           22.740697%
          71            1.366080%           0.142129%           21.374618%
          72            1.374618%           0.133591%           20.000000%

Initials:                    PC JR
         --------       ------------
           Lessor             Lessee

----------

* The Principal, Interest and Outstanding Principal Balance as of any Rent Payment Date shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table.

                                     ANNEX F
                                       TO
                                SCHEDULE NO. F-1
                      DATED THIS 29TH DAY OF December, 1997
             TO MASTER LEASE AGREEMENT DATED AS OF December 29, 1997

RETURN PROVISIONS: Upon the expiration or any termination of the Term of this Schedule provided that Lessee has elected not to exercise its extension option or its purchase option pursuant to Section 9 of the Lease, Lessee shall, at its expense

      (A) (i) Perform any testing and repairs required to place the Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear accepted) and in good working order for its originally intended purpose; (ii) if deinstallation , disassembly or crating is required, cause the Equipment to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and (iii) return the Equipment, free and clear of all liens and encumbrances, to a location within the continental United States as Lessor shall direct.

      (B)   Until Lessee fully has complied with the requirements of Paragraph
            (A) above, Lessee's Rent payment obligation and all other obligations under the Agreement shall continue from month to month notwithstanding any expiration or termination of the Term. Lessor may terminate such continued leasehold interest upon ten (10) days' notice to Lessee. In addition to these Rents, Lessor shall have all of its other rights and remedies available as a result of this nonperformance.

      (C) At least one hundred eighty (180) days and not more than two hundred forty (240) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model, serial numbers and size description (length, width, height, diameter) for all components comprising the Equipment.

      (D) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide ton Lessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

      (E) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for On-site operational inspections by potential purchasers, under power , and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and functionality of each item of the Equipment.

      (F) At least forty-five (45) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative(s) or qualified equipment maintenance provider(s), acceptable to Lessor, to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment.. The authorized inspector should ensure the equipment is clean and cosmetically acceptable, and in such condition so that it mayu be immediately installed and placed into use in a similar retail store environment. There shall be no missing screws, bolts, fasteners, etc. The equipment will be free from all large scratches, marks gouges, dents, discoloration or stains. There shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves,etc. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications, then Lessee shall repair or replace such defective material and, after corrective measures are completed, Lessee will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

      (G) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section D of this Annex F. The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

      (H) Properly remove all Lessee installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

      (I) Ensure all Equipment and equipment operations conform to all applicable local, state , and federal laws, health and safety guidelines.

      (J) The Equipment shall be redelivered with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

      (K) Provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of the Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Lessee shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

      (L) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the continental United Stated selected by Lessor.

      (M) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.


Initials:                    PC JR
         --------       ------------
           Lessor             Lessee

STATE OF_________________________

COUNTY OF_______________________

                             AFFIDAVIT OF OWNERSHIP

The undersigned, being duly sworn according to law, upon his oath deposes and says:

I am the Chief Executive Officer of WESTERN BEEF, INC. ("Lessee") and I am authorized to make this affidavit on behalf of Lessee.

As of the date of this Affidavit, Lessee has good and marketable title to all of the Equipment (as such term is defined in that certain Master Lease Agreement dated as of December 29, 1997, between The Fifth Third Leasing Company ("Lessor"), as lessor, and Lessee, as Lessee), free and clear of all liens, claims, security interests and encumbrances, except for the liens granted in favor of Lessor under the aforesaid Master Lease Agreement.


Signed and sealed as of the 30th day of December, 1997


/s/ Peter Castellana, Jr
---------------------------------------------
Name: Peter Castellana, Jr
     ----------------------------------------
Title:   Chief Executive Officer


---------------------------------------------
Notary Public
SEAL


My Commission Expires:___________________,1997

                               EQUIPMENT SCHEDULE

                                SCHEDULE NO. G-1
                      DATED THIS 29TH DAY OF December, 1997
             TO MASTER LEASE AGREEMENT DATED AS OF December 29, 1997

Lessor & Mailing Address:                             Lessee & Mailing Address

GENERAL ELECTRIC CAPITAL CORPORATION                  WESTERN BEEF, INC.
4 North Park Drive                                    47-05 Metropolitan Avenue
Suite 500                                             Ridgewood, NY  113;85
Hunt Valley, Maryland  21030

This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("Agreement" said agreement and this Schedule being collectively referred to as "Lease"). This Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. Equipment

Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B. Financial Terms:

1. Capitalized Lessor's Cost: $753, 280.83
2. Daily Lease Rate Factor: .050273633%
3. Basic Term: Thirty-six (36) months
4. Basic Term Commencement Date: January 1, 1998
5. Renewal Term: Three twelve (12) month terms